EXHIBIT 12.2

CERTIFICATION

I, Terry E. Sanford, certify that:

1.	I have reviewed this report on Form 20-F/A of Arabella Exploration, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 29, 2014

By:	/s/ Terry E. Sanford
Terry E. Sanford
Chief Financial Officer